Exhibit 99.1

For Immediate Release

Contacts:	Linda H. Simmons	William C. DeWitt
Chief Financial Officer	Corporate Communications
(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1541

BANCORP RHODE ISLAND, INC. ANNOUNCES YEAR-END EARNINGS OF

$9.0 MILLION, A 17 PERCENT INCREASE OVER 2006

CORE EARNINGS FOR FOURTH QUARTER 2007 UP 19 PERCENT

FROM FOURTH QUARTER 2006

PROVIDENCE, R.I., January 24, 2008 – Bancorp Rhode Island, Inc. (NASDAQ: BARI) today reported net income of $9.0 million for the year ended December 31, 2007, up 17 percent from 2006 net income of $7.7 million. Diluted earnings per share (EPS) for 2007 were $1.84, also up 17 percent from $1.57 in 2006.

Net income for the year ended December 31, 2007 benefited from gains on available for sale securities of $165 thousand, net of taxes. Net income for the year ended December 31, 2006 was negatively impacted by an after tax charge of $558 thousand attributable to an investment portfolio restructuring. Excluding these items, core earnings for 2007 were $8.9 million, up 7 percent from 2006 core earnings of $8.3 million. Core diluted EPS for the full-year 2007 were $1.81, up 8 percent from 2006 core diluted EPS of $1.68.

On a linked quarter basis, net income rose to $2.4 million for the quarter ending December 31, 2007, from $2.3 million for the quarter ending September 30, 2007, or 5 percent. Diluted EPS increased to $0.50 for the quarter ending December 31, 2007 from $0.46 for the previous quarter, or 9 percent.

GAAP net income for the fourth quarter 2007 decreased 6 percent from $2.5 million in the fourth quarter of 2006, and diluted EPS for the fourth quarter of 2007 decreased 2 percent from $0.51 in the fourth quarter of 2006. GAAP earnings and GAAP EPS for the fourth quarter of 2006 benefited from an insurance recovery, net of taxes, of $522 thousand, relating to a loss the company incurred earlier in 2006. Fourth quarter 2007 core earnings of $2.4 million represent an increase of 19 percent from $2.0 million in core earnings for the fourth quarter of 2006. Core diluted EPS for the fourth quarter 2007 were $0.50, an increase of 22 percent from core diluted EPS of $0.41 for fourth quarter 2006. (See reconciliation of non-GAAP financial information for pro forma net income and pro forma EPS).

The bank’s net interest margin (NIM) for the year declined to 2.96 percent for 2007 from 3.06 percent for 2006. However, during the fourth quarter 2007, NIM expanded to 2.98 percent compared to 2.91 percent for the third quarter 2007. The third quarter 2007 NIM included additional interest expense of approximately 4 basis points resulting from the company’s redemption of $5 million of its subordinated deferrable interest debentures.

Noninterest expense for the full-year 2007 was $38 million, down 2 percent from $38.8 million in 2006.

“We are pleased to report solid earnings growth in this economic environment,” remarked Merrill W. Sherman, president and chief executive officer, Bancorp Rhode Island, Inc. “We also have made significant strides in controlling operating expenses while continuing to invest in our franchise,” Sherman added.

Total assets ended 2007 at $1.5 billion, virtually unchanged from year-end 2006, with total loans growing to $1.04 billion, a 3 percent increase from $1.00 billion in 2006. At year-end 2007, the bank’s commercial loan and lease portfolio totaled $573.7 million, an increase of $53.9 million, or 10 percent, over $519.8 million at year-end 2006. Consumer loans totaled $215.7 million at year-end 2007, a decrease of $4.9 million, or 2 percent, from $220.6 million at year-end 2006.

Total deposits were relatively flat to year-end 2006, ending 2007 at $1.01 billion. Savings account balances grew 11 percent, while all other deposits were down 6 percent.

Nonperforming loans at December 31, 2007, totaled $4.1 million, or 0.28 percent of total assets, up from $1.4 million, or 0.10 percent of total assets at year-end 2006. The fourth quarter 2007 figures represent a nominal increase from September 30, 2007, when nonperforming loans were reported at $4 million or 0.27 percent of total assets. Net charge offs for 2007 were $458 thousand, or 0.03 percent of total assets, virtually unchanged from $490 thousand, or 0.03 percent of total assets in 2006.

The bank has no subprime, indirect auto or credit card portfolio exposure.

“We remain focused on credit quality and continue to monitor credits closely,” Sherman added.

As was previously announced in November 2007, the company expanded its existing stock repurchase program from 245,000 shares to 345,000 shares. At year-end 2007, the company had repurchased a total of 305,200 shares, or 6 percent, of its common stock at an average share price of $33.38.

In an effort to provide investors information regarding the company's results, the company has disclosed certain non-GAAP information which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information, which may be presented by other companies.

The company also announced that its Board of Directors approved a dividend of $0.16 per share. The dividend will be paid on March 5, 2008 to shareholders of record as of February 13, 2008.

Bancorp Rhode Island, Inc. will host a conference call at 10:00 a.m. Eastern Time on Thursday, January 24, to discuss its 2007 earnings and the Company's plans and prospects for 2008. The conference call can be accessed by dialing toll free (800) 762-8779, or via webcast at http://www.bankri.com/investorrelations. Please dial in at least 10 minutes prior to the start of the call to ensure a timely connection.

There will be a playback of the call available the same day beginning at approximately noon EST that can be accessed through 11:59 p.m. EST on Saturday, January 26, 2008. The replay dial-in number is (800) 406-7325; when prompted, enter conference ID number 3827401. The webcast will be archived on the “Investor Relations” page of the Bank Rhode Island website at http://www.bankri.com/investorrelations.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, has 16 branches located in Providence, Kent and Washington counties.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

BANCORP RHODE ISLAND, INC.

Selected Financial Highlights (unaudited)

	December 31, 2007	December 31, 2006
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,477,119	$1,479,099
Total Loans and Leases	1,038,132	1,004,292
Nonperforming Loans	4,149	1,413
Allowance for Loan Losses	12,619	12,377
Allowance for Nonperforming Loans	304.15%	875.94%
Allowance to Total Loans	1.22%	1.23%
Total Deposits	$1,014,780	$1,016,423
Total Shareholders’ Equity	113,108	112,085

Book Value Per Share	$24.79	$23.39
Tangible Book Value Per Share	$22.21	$21.03

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
(Dollars in millions)

Average Balance Sheet Data:

Average Total Assets	$1,471	$1,464	$1,470	$1,452
Average Total Loans	1,025	999	1,015	981
Average Total Interest-bearing Liabilities	1,161	1,152	1,154	1,148
Average Total Equity	116	110	115	107

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
(Dollars in thousands, except per share data)

Income Statement Data:

Interest Income	$21,703	$21,028	$86,070	$81,202
Interest Expense	11,244	10,855	44,826	38,974
Net Interest Income	10,459	10,173	41,244	42,228
Provision for Loan Losses	210	100	700	1,202
Noninterest Income	2,703	2,324	10,785	8,988
Noninterest Expense	9,398	8,674	38,025	38,727
Income Before Taxes	3,554	3,723	13,304	11,287
Income Taxes	1,159	1,186	4,259	3,576
Net Income	$2,395	$2,537	$9,045	$7,711

Data Per Common Share:

Earnings Per Common Share – Basic	$0.51	$0.53	$1.89	$1.62
Earnings Per Common Share – Diluted	$0.50	$0.51	$1.84	$1.57
Average Common Shares Outstanding – Basic	4,693,350	4,785,253	4,791,625	4,766,854
Average Common Shares Outstanding - Diluted	4,799,217	4,951,863	4,918,763	4,920,569

Selected Operating Ratios:

Net Interest Margin	2.98%	2.91%	2.96%	3.06%
Return on Assets	0.65%	0.69%	0.62%	0.53%
Return on Equity	8.21%	9.11%	7.87%	7.22%
Efficiency Ratio(1)	71.40%	69.41%	73.08%	75.62%

______________________________

(1)Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets (unaudited)

	December 31, 2007	December 31, 2006
	(In thousands)
ASSETS:
Cash and due from banks	$20,465	$24,469
Overnight investments	17,097	37,295
Total cash and cash equivalents	37,562	61,764
Investment securities available for sale (amortized cost of $77,193 and $104,266 at December 31, 2007 and December 31, 2006, respectively)	76,986	103,425
Mortgage-backed securities available for sale (amortized cost of $258,094 and $244,258 at December 31, 2007 and December 31, 2006, respectively)	258,195	240,462
Total available for sale securities	335,181	343,887
Stock in Federal Home Loan Bank of Boston	15,671	16,530
Loans and leases receivable:
Commercial loans and leases	573,668	519,790
Residential mortgage loans	248,728	263,945
Consumer and other loans	215,736	220,557
Total loans and leases receivable	1,038,132	1,004,292
Less allowance for loan and lease losses	(12,619)	(12,377)
Net loans and leases receivable	1,025,513	991,915
Premises and equipment, net	13,721	13,736
Goodwill	11,772	11,317
Accrued interest receivable	6,557	6,755
Investment in bank-owned life insurance	24,186	23,148
Prepaid expenses and other assets	6,956	10,047
Total assets	$1,477,119	$1,479,099
LIABILITIES:
Deposits:
Demand deposit accounts	$172,634	$200,282
NOW accounts	65,191	70,736
Money market accounts	6,054	6,991
Savings accounts	396,838	356,707
Certificate of deposit accounts	374,063	381,707
Total deposits	1,014,780	1,016,423
Overnight and short-term borrowings	66,795	56,341
Wholesale repurchase agreements	10,000	20,000
Federal Home Loan Bank of Boston borrowings	241,505	242,198
Subordinated deferrable interest debentures	13,403	18,558
Other liabilities	17,528	13,494
Total liabilities	1,364,011	1,367,014
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares:
Issued and outstanding: none	--	--
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued and outstanding 4,867,121 shares and 4,792,380 shares, respectively	49	48
Additional paid-in capital	70,123	67,960
Treasury stock, at cost (305,200 shares at December 31, 2007)	(10,189)	--
Retained earnings	53,194	47,091
Accumulated other comprehensive loss, net	(69)	(3,014)
Total shareholders’ equity	113,108	112,085
Total liabilities and shareholders’ equity	$1,477,119	$1,479,099

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(In thousands, except per share data)

Interest and dividend income:
Commercial loans and leases	$10,217	$9,212	$39,657	$34,381
Residential mortgage loans	3,394	3,602	13,768	15,352
Consumer and other loans	3,364	3,473	13,613	13,259
Mortgage-backed securities	2,943	2,971	11,166	10,542
Investment securities	1,263	1,171	5,707	6,245
Overnight investments	266	360	1,103	517
Federal Home Loan Bank of Boston stock dividends	256	239	1,056	906
Total interest and dividend income	21,703	21,028	86,070	81,202
Interest expense:
NOW accounts	91	86	391	356
Money market accounts	32	41	135	161
Savings accounts	2,934	2,505	11,028	7,929
Certificate of deposit accounts	4,307	4,164	17,676	14,030
Overnight and short-term borrowings	711	672	2,717	2,124
Wholesale repurchase agreements	136	227	602	870
Federal Home Loan Bank of Boston borrowings	2,770	2,785	10,768	12,044
Subordinated deferrable interest debentures	263	375	1,509	1,460
Total interest expense	11,244	10,855	44,826	38,974
Net interest income	10,459	10,173	41,244	42,228
Provision for loan and lease losses	210	100	700	1,202
Net interest income after provision for loan and lease losses	10,249	10,073	40,544	41,026
Noninterest income:
Service charges on deposit accounts	1,488	1,278	5,578	5,055
Net gains on lease sales and commissions on loans originated for others	198	247	1,216	566
Income from bank-owned life insurance	263	212	1,038	785
Loan related fees	181	114	649	694
Commissions on nondeposit investment products	138	129	575	872
Gain (loss) on sale of available for sale securities	--	--	254	(859)
Other income	435	344	1,475	1,875
Total noninterest income	2,703	2,324	10,785	8,988
Noninterest expense:
Salaries and employee benefits	4,996	4,986	20,859	20,636
Occupancy	843	924	3,527	3,564
Data processing	721	660	2,850	2,880
Professional services	514	556	2,212	2,186
Marketing	415	538	1,562	1,880
Equipment	341	334	1,345	1,407
Loan servicing	161	266	767	917
Loan workout and other real estate owned expense	143	20	190	188
Insurance proceeds from loss on note receivable	--	(803)	--	--
Other expenses	1,264	1,193	4,713	5,069
Total noninterest expense	9,398	8,674	38,025	38,727
Income before income taxes	3,554	3,723	13,304	11,287

Income tax expense	1,159	1,186	4,259	3,576
Net income	$2,395	$2,537	$9,045	$7,711

Per share data:
Basic earnings per common share	$0.51	$0.53	$1.89	$1.62
Diluted earnings per common share	$0.50	$0.51	$1.84	$1.57

Average common shares outstanding – basic	4,693,350	4,785,253	4,791,625	4,766,854
Average common shares outstanding – diluted	4,799,217	4,951,863	4,918,763	4,920,569

(In thousands, except per share data)	Quarter Ended December 31,
	2007	2006

Net income (GAAP)	$2,395	$2,537
Adjust for insurance proceeds, net of tax	--	(522)
Core earnings	$2,395	$2,015

Diluted earnings per share (GAAP)	$0.50	$0.51
Effect of insurance proceeds, net of tax	--	(0.10)
Core diluted earnings per share	$0.50	$0.41

Selected operating ratios:	Quarter Ended December 31, 2007			Quarter Ended December 31, 2006

	Return on Assets	Return on Equity	Efficiency Ratio	Return on Assets	Return on Equity	Efficiency Ratio
GAAP ratios	0.65%	8.21%	71.40%	0.69%	9.11%	69.41%
Effect of insurance proceeds, net of tax	--	--	--	-0.14%	-1.87%	6.42%
Core earnings ratios	0.65%	8.21%	71.40%	0.55%	7.24%	75.83%

(In thousands, except per share data)	Year Ended
	2007	2006

Net income (GAAP)	$9,045	$7,711
Adjust for AFS security (gains) losses, net of tax	(165)	558
Core earnings	$8,880	$8,269

Diluted earnings per share (GAAP)	$1.84	$1.57
Effect of AFS security (gains) losses, net of tax	(0.03)	0.11
Core diluted earnings per share	$1.81	$1.68

Selected operating ratios:	Year Ended December 31, 2007			Year Ended December 31, 2006

	Return on Assets	Return on Equity	Efficiency Ratio	Return on Assets	Return on Equity	Efficiency Ratio
GAAP ratios	0.62%	7.87%	73.08%	0.53%	7.22%	75.62%
Effect of AFS security (gains) losses, net of tax	-0.01%	-0.14%	0.36%	0.04%	0.52%	-1.25%
Core earnings ratios	0.61%	7.73%	73.44%	0.57%	7.74%	74.37%